Exhibit 99.1

Perrigo Company plc Announces Early Tender Results for Cash Tender Offer

DUBLIN, June 14, 2017 /PRNewswire/ — Perrigo Company plc (“Perrigo” or the “Company”) (NYSE; TASE: PRGO) announced today the early tender results as of 5:00 p.m., New York City time, June 13, 2017 (the “Early Tender Deadline”) for the previously announced cash tender offer (the “Tender Offer”) for up to a combined aggregate principal amount of $1,400,000,000 (the “Maximum Amount”) of Perrigo’s 4.000% Notes due 2023 and 5.300% Notes due 2043 and Perrigo Finance Unlimited Company’s, its wholly-owned finance subsidiary (“Perrigo Finance”), 3.500% Notes due March 2021, 3.500% Notes due December 2021, 4.900% Notes due 2044, 4.375% Notes due 2026 and 3.900% Notes due 2024 (collectively, the “Notes”).

The principal amount of each series of Notes that were validly tendered and not validly withdrawn in the Tender Offer as of the Early Tender Deadline for each Acceptance Priority Level being repurchased is set forth in the table below. No Notes associated with Acceptance Priority Levels 5 and 6 are being repurchased. Perrigo and Perrigo Finance have amended the terms of the Tender Offer to increase the series cap for the 3.500% Notes due March 2021 and 3.500% Notes due December 2021 from an aggregate principal amount of $300,000,000 to an aggregate principal amount of $410,000,000.

Issuer/Applicable Offeror	Title of Security	CUSIP Number	Aggregate Principal Amount Outstanding	Acceptance Priority Level	Series Cap	Principal Amount Tendered
Perrigo Company plc	4.000% Notes due 2023	714294AD7	$800,000,000	1	N/A	$584,381,000
Perrigo Company plc	5.300% Notes due 2043	714294AH8	$400,000,000	2	N/A	$309,501,000
Perrigo Finance Unlimited Company	3.500% Notes due March 2021/ 3.500% Notes due December 2021	71429MAA3/ 714295AB8	$500,000,000/ $500,000,000	3	$410,000,000 (in aggregate principal amount)	$360,707,000 $314,427,000
Perrigo Finance Unlimited Company	4.900% Notes due 2044	714295AA0	$400,000,000	4	$150,000,000 (in aggregate principal amount)	$341,110,000

The settlement for the Notes validly tendered and not withdrawn on or before the Early Tender Deadline and accepted for purchase by Perrigo and Perrigo Finance is expected to take place on June 15, 2017 (the “Initial Settlement Date”). Holders whose Notes are accepted for purchase will receive the consideration to be calculated at 11:00 a.m., New York City time, on June 14, 2017. The principal amount of each series of Notes that is purchased on the Initial Settlement Date will be determined in accordance with the acceptance priority levels, the applicable series caps and the proration procedures described in the Offer to Purchase, dated May 31, 2017 (the “Offer to Purchase”).

The Tender Offer will expire at 11:59 p.m., New York City time, on June 27, 2017, unless extended (such date and time, as the same may be extended, the “Expiration Time”). However, as Perrigo and Perrigo Finance intend, subject to the terms and conditions of the Tender Offer, to accept for purchase the Maximum Amount of Notes on the Initial Settlement Date, further tenders of Notes prior to the Expiration Time will only be accepted for purchase if Perrigo and Perrigo Finance amend the Tender Offer to increase the Maximum Amount above the principal amount of Notes tendered as of the Early Tender Deadline. Subject to applicable law, the Tender Offer may be amended, extended, terminated or withdrawn with respect to one or more series of Notes.

The obligation of Perrigo and Perrigo Finance to accept for purchase, and to pay for, any Notes validly tendered (and not validly withdrawn) and accepted for purchase pursuant to the Tender Offer is conditioned upon the satisfaction or waiver of the conditions described in the Offer to Purchase under the heading “Terms of the Tender Offer—Conditions of the Tender Offer.”

This press release is neither an offer to purchase nor a solicitation of an acceptance of securities. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such offer, solicitation, or sale would be unlawful. The Tender Offer is being made solely pursuant to terms and conditions set forth in the Offer to Purchase.

Barclays Capital Inc., Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC are serving as the Lead Dealer Managers in connection with the Tender Offer. Wells Fargo Securities, LLC is serving as the Co-Dealer Manager in connection with the Tender Offer. Questions regarding the Tender Offer may be directed to Barclays Capital Inc. at (800) 438-3242 (toll free) or (212) 528-7581 (collect), Citigroup Global Markets Inc. at (800) 558-3745 (toll free) or (212) 723-6106 (collect) or to Morgan Stanley & Co. LLC at (800) 624-1808 (toll free) or (212) 761-1057 (collect). Requests for the Offer to Purchase or the documents incorporated by reference therein may be directed to D.F. King & Co., Inc., which is acting as Tender Agent and Information Agent for the Tender Offer, at the following telephone numbers: banks and brokers, (212) 269-5550; all others toll free at (800) 967-5071 or at the following email: prgo@dfking.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release are “forward-looking statements.” These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or the negative of those terms or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control, including the timing and expense to complete the Tender Offer. These and other important factors, including those discussed under “Risk Factors” in the Company’s Form 10-K for the year ended December 31, 2016, as well as the Company’s subsequent filings with the United States Securities and Exchange Commission, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this press release are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Perrigo

Perrigo Company plc, a leading global healthcare company, delivers value to its customers and consumers by providing Quality Affordable Healthcare Products®. Founded in 1887 as a packager of home remedies, Perrigo has built a unique business model that is best described as the convergence of a fast-moving consumer goods company, a high-quality pharmaceutical manufacturing organization and a world-class supply chain network. Perrigo is the world’s largest manufacturer of over-the-counter (“OTC”) healthcare products and supplier of infant formulas for the store brand market. The Company also is a leading provider of branded OTC products throughout Europe and the U.S., as well as a leading producer of “extended topical” prescription drugs. Perrigo, headquartered in Ireland, sells its products primarily in North America, Europe and Australia, as well as in other markets, including Australia, Israel and China. Visit Perrigo online at (http://www.perrigo.com).

For further information: Bradley Joseph, Vice President, Global Investor Relations & Corporate Communications, (269) 686-3373, E-mail: bradley.joseph@perrigo.com